EXHIBIT 10.4

OFFICE COMPLEX LEASE

     THIS OFFICE COMPLEX LEASE (“Lease”) is made and entered into this 25th day of March, 2002, by and between FEDERAL HOME LOAN BANK OF TOPEKA, a federally chartered corporation (hereinafter called “Lessor”) and SECURITY BENEFIT LIFE INSURANCE COMPANY, a Kansas corporation (hereinafter called “Lessee”).

     WITNESSETH:

     WHEREAS, Lessor intends to purchase from Lessee, certain real estate and existing buildings, including certain buildings now under construction described as four pavilions and an atrium and general-purpose building north of and connected to the pavilions on the real estate consisting of 42.34 acres, more or less, described on the Plat of Survey marked as Exhibit A, attached hereto and made a part hereof (collectively the “Property”); and

     WHEREAS, the new improvements now under construction contain two hundred fifty seven thousand seven hundred eighty nine (257,789) square feet in the atrium and general purpose building and three (3) pavilions marked “SBL” (“SBL Buildings”) and forty nine thousand one hundred ninety six (49,196) square feet in one (1) pavilion marked “FHLB” (“FHLB Pavilion”), and parking space marked “SBL Parking” (“SBL Parking Space”) and “FHLB Parking” (“FHLB Parking Space”) on the Site Plan Plat marked as Exhibit B and made a part hereof (the FHLB Pavilion and the SBL Buildings are collectively referred to in this Lease as the “Building”); and

     WHEREAS, Lessor intends to occupy the FHLB Pavilion and FHLB Parking Space as its home office (“Lessor’s Space”) and lease the SBL Buildings and SBL Parking Space and all other parts of the Property (“Premises”) to Lessee under the terms and conditions of this Lease and Lessee intends to occupy the Premises as its home office and lease the Premises under the terms and conditions of this Lease; and

     WHEREAS, because this Lease is a financing lease of the Premises to Lessee and functionally a lease of the Lessor’s Space to Lessor, with certain rights of Lessee to repurchase the Property from Lessor, Lessee has many rights and obligations typically reserved to a mortgagor and landlord and Lessor has many rights and obligations typically reserved to a mortgagee and tenant, including the right and obligation of Lessee to manage the Property; and

     WHEREAS, this Lease is part of the agreement between the parties entitled “Contract for Sale, Repurchase and Leaseback of Real Estate” dated March 25, 2002, which is made a part hereof (“Sale Contract”); and

     WHEREAS, capitalized terms used herein without definition shall have the same meaning herein as set forth in the Sale Contract.

     NOW, THEREFORE, in consideration of the rents to be paid and of the mutual promises and covenants herein contained, Lessor and Lessee do hereby agree as follows:

SECTION ONE

Description of Premises and Term of Lease and Sublease; Completion of Improvements

     1.1 Effective on the date of this Lease, the Lease between Lessor and Lessee dated July 28, 2000 is terminated.

     1.2 Lessee hereby rents the Premises from Lessor and Lessor hereby leases the Premises to Lessee for a term beginning on the Closing Date and ending on May 31, 2022 (the “Lease Term”).

     1.3 Lessee shall use all reasonable and prudent efforts to complete the construction of Lessor’s Space in a timely manner at Lessee’s sole expense. Lessor’s Space must be substantially completed and ready for Lessor’s occupancy by June 22, 2002. Lessee shall provide Lessor not fewer than sixty (60) days prior written notice when the Lessor’s Space will be ready for occupancy by Lessor. If the Lessor’s Space is not ready for occupancy by such date, Lessee shall promptly reimburse Lessor for all resulting costs, losses, damages and expenses incurred by Lessor including, without limitation, any increased rental expenses and expenses of moving to temporary space, but in no event shall such reimbursement obligation exceed Twenty Three Thousand Five Hundred Thirty Seven Dollars ($23,537) per month.

SECTION TWO
Rent

     2.1 Commencing on the first day of the month following the Closing Date, and on the first day of each month thereafter, Lessee shall pay monthly rent payments in arrears to Lessor equal to one-twelfth (l/12th) of the annual interest on the SBL Purchase Price, until July 1, 2002, when the full rent payments shall commence under paragraph 2.2 of this Lease; provided, however, that the first rent payment shall be prorated based on the number of days remaining in the month from and including the date on which Lessor delivers to Lessee the SBL Purchase Price determined under Article II of the Sale Contract through and including the last day of the calendar month as related to the total number of days in the calendar month. Lessor shall determine the annual interest rate on the SBL Purchase Price by adding 35 basis points to a good faith estimate of the internal rate of return derived from the applicable all-in equivalent interest cost for issuing consolidated obligations equal to the SBL Purchase Price on the Closing Date (or the business day after the Closing Date if the Sale Contract is not executed and delivered by Lessee until the Closing Date) having the same or reasonably similar repayment terms to the Lessee’s obligation to make rent payments to Lessor under this Section Two and irrespective of any option to prepay the rent payments (“Interest Rate”). Lessor represents that this method of establishing the interest rate was used in quoting rates to Lessee during the negotiation of this Lease and the Sale Contract and is the standard method used by Lessor in establishing the applicable interest rate on amortizing advances.

     2.2 Commencing July 1, 2002, and on the first day of each month thereafter, Lessee shall pay Lessor 240 substantially equal monthly rent payments in arrears sufficient to amortize monthly the SBL Purchase Price over a period of twenty (20) years at the Interest Rate.

     2.3 Installments of rent shall be paid by Lessee by having its demand deposit account at Lessor debited on the due date of the rent payment. If for any reason, Lessee’s account at Lessor is not available to be debited, Lessee shall pay to Lessor the installment of rent in immediately available funds on the due date. If any rent installment is not paid within five (5) days after Lessor notifies Lessee in writing of an overdue rent payment, a late fee equal to five (5) percent of the amount due shall be assessed by Lessor as liquidated damages for Lessor’s additional costs and expenses incurred by reason of such late payment.

SECTION THREE
Industrial Revenue Bonds; Reformation of Lease to Sublease

     3.1 Lessee has requested the City of Topeka, Kansas (the “City”) to issue industrial revenue bonds (“IRB” or “IRBs”) to finance the total costs of acquiring, constructing and otherwise completing the acquisition of the Property together with all things necessary and incidental thereto.

     3.2 In the event the City issues IRBs, Lessor agrees to convey the entire Property to the City and execute a lease with the City for the entire Property (“IRB Lease”) on the closing date of the IRBs. Lessor agrees to purchase one hundred percent (100%) of the IRB issue and this Lease shall automatically be modified and reformed to become a sublease between Lessor as sublessor and Lessee as sublessee of the Premises. All references to Lessor in this Lease shall mean sublessor, and all reference to Lessee in this Lease shall mean sublessee.

     3.3 All rent to be paid by Lessee under this Lease shall continue to be the rent due and payable by Lessee after the IRB issuance; provided, however, if any ongoing fees from the IRBs will reduce the funds available to make payment to the IRB owners, Lessee shall pay sufficient additional rent each month to offset such ongoing fees.

     3.4 Lessor shall pay all lease payments to the City required under the IRB Lease.

     3.5 Lessor agrees not to take any action prior to the expiration of the period of ten (10) calendar years after the calendar year in which the IRBs are issued which may cause or induce the levy or assessment of ad valorem taxes on the Property, including, but not limited to, presenting for cancellation all outstanding IRBs to the City or to such trustee as may have acquired the Property from the City.

     3.6 In the event this Lease is so modified to a sublease, all other provisions and conditions of this Lease shall remain effective without change, except as they may conflict with the provisions of the lease between the City and Lessor. In the event of such conflict, the provisions of the lease between the City and Lessor shall control.

SECTION FOUR
Furniture

     4.1 Lessor and Lessee shall be solely responsible for the purchase, configuration and reconfiguration of any furniture, including work stations, to be used in the FHLB Pavilion and in the Premises, respectively. Neither party will install any work stations that would cause the Building’s heating, ventilation and air conditioning (“HVAC”) system to function improperly.

SECTION FIVE
Use of Additional Areas

     5.1 In the event that Lessee operates a cafeteria on the Property, Lessee shall permit Lessor’s employees and guests to utilize the cafeteria during the cafeteria’s normal hours of operation, which are currently 7:00 a.m. to 2:30 p.m. Monday through Friday, holidays excepted. Lessee shall famish electronic identification cards to all Lessor’s employees and Lessor’s employees shall be required to use such electronic identification cards to gain access to the cafeteria. Any guest of Lessor desiring to use such cafeteria must be accompanied by an employee of Lessor and must present a visitor’s badge obtained from Lessee’s security department. Lessor’s employees and guests shall not be charged more than 125% of the prices charged employees of Lessee for products (other than tea and coffee) of the cafeteria.

     5.2 In the event that Lessee operates a daycare center on the Property, and to the extent that any such daycare center is not fully utilized by (1) the children and dependents of employees of Lessee or any subsidiary or affiliate of Lessee; (2) the children and dependents of employees of The Menninger Foundation (“Menninger”); and (3) any other children receiving daycare at a daycare center operated by Lessee or a subsidiary or affiliate of Lessee at the time of the commencement of this Lease, Lessee shall make available to Lessor daycare in such daycare center for children and dependents of Lessor’s employees who are eligible under the Kansas regulations governing child care centers to attend any program then offered by Lessee, up to a maximum number of thirty-five (35) children and dependents. Lessee shall provide such daycare upon the terms and conditions then applicable to, and at its then current rates for, individuals (including Menninger employees) who are not employees of Lessee or a subsidiary or affiliate of Lessee.

     5.3 There shall be a visitors’ parking lot which will be available to visitors of Lessor and Lessee on a first-come, first-served basis. Each parking space referenced in this paragraph and in the following paragraph shall be no smaller than nine (9) feet by eighteen (18) feet.

     5.4 SBL Parking, FHLB Parking and visitor parking are so designated on the Site Plan Plat attached as Exhibit B.

     5.5 Lessor and Lessee shall each provide for their own mail delivery and pickup. Each party agrees to open all of its mail in the building identified on Exhibit B as the “Masonry Warehouse.”

SECTION SIX
Occupancy of Lessor’s Space;
Options to Sell or Purchase Lessor’s Space;
Option of Lessee to Buy the Premises or Prepay Rent Payments

     6.1 Lessor agrees to occupy Lessor’s Space until May 31, 2022. Either Lessor or Lessee may terminate Lessor’s occupancy effective any time on or after May 31, 2017 and before May 31, 2022, by initiating the sale of Lessor’s Space to Lessee, but Lessee may do so only if it is not in default under this Lease. To initiate the sale of Lessor’s Space to Lessee, either Lessor or Lessee must provide written notice to the other party so stating at least two (2) years prior to the date of such sale, which shall be specified in the notice. In such event, Lessor shall sell, transfer and convey all of its right, title and interest in Lessor’s Space to Lessee by special warranty deed, free of any liens and encumbrances created by Lessor, subject to Lessee’s obligation to pay to Lessor in immediately available funds on such date the applicable purchase price. Lessor may not, except as provided in paragraph 3.2, sell or otherwise transfer any portion of its interest in the Property or this Lease.

        6.2 The applicable purchase price under paragraph 6.1 is:

a.	If Lessor gives notice under paragraph 6.1, the unamortized cost of the FHLB Pavilion as defined in paragraph 6.3, less an amount equal to $500,000 multiplied by a fraction, the numerator of which shall be the number of days between the date of such sale and May 31, 2022, and the denominator of which shall be 1,826.

b.	If Lessee gives notice under paragraph 6.1, the unamortized cost of the FHLB Pavilion as defined in paragraph 6.3.

        6.3 The unamortized cost of the FHLB Pavilion is the outstanding principal balance of a hypothetical loan having the following terms:

a.	Loan amount equal to the FHLB Purchase Price.

b.	Loan funds advanced on June 1, 2002.

c.	Two Hundred Forty (240) substantially equal monthly payments of principal and interest sufficient to fully amortize the loan.

d.	Annual interest rate equal to the Interest Rate.

e.	First monthly payment paid on July 1, 2002.

        6.4 If neither Lessor nor Lessee gives notice under paragraph 6.1, Lessor shall sell, transfer and convey all of its right, title and interest in Lessor’s Space to Lessee by special warranty deed on June 1, 2022, free of any liens and encumbrances created by Lessor, for a purchase price of One Dollar ($1.00), subject to Lessee’s payment of all rent and all other obligations of this Lease.

        6.5 Lessor hereby grants Lessee an option to prepay any portion of the future rent payments under this Lease or, if no IRB is then outstanding, purchase Lessor’s interest in the Premises, upon the following terms:

        a. Lessee must give written notice before 9 a.m. and make all required payments before 4 p.m. on the same day in order to prepay future rent payments or purchase the Premises.

        b. Prepayments of rent, or the determination of the purchase price for the Premises, shall be applied or determined as if the SBL Purchase Price were a hypothetical loan advanced to Lessee by Lessor having the following terms:

i.	Loan amount equal to the SBL Purchase Price.

ii.	Loan funds advanced on June 1, 2002.

iii.	Two Hundred Forty (240) substantially equal monthly payments of principal and interest sufficient to fully amortize the loan.

iv.	Annual interest rate equal to the Interest Rate.

v.	First monthly payment paid on July 1, 2002.

The purchase price of the Premises will be the remaining unpaid balance of the hypothetical loan on the date the purchase price is paid to Lessor. Prepayment of future rent payments shall be applied to the unpaid balance of the hypothetical loan and the new monthly rent payment will equal the equal monthly loan payment sufficient to amortize the remaining unpaid balance of the hypothetical loan over the remaining term of the loan.

     c. In the event Lessee exercises its option to purchase the Premises or prepay future rent payments hereunder, Lessee shall be obligated to pay such prepayment fee that would otherwise be payable if the hypothetical loan described in subparagraph 6.5(b) were an advance by Lessor to Lessee, and Lessee elected to prepay such advance under the then applicable policies of Lessor governing prepayments of amortizing advances.

     6.6 If Lessee does not exercise its option to purchase Lessor’s interest in the Premises under paragraph 6.5, Lessor agrees to sell, transfer and convey all of its right, title, and interest in the Premises to Lessee by special warranty deed on June 1, 2022, free of any liens and encumbrances created by Lessor, for the sum of One Dollar ($ 1.00), subject to Lessee’s payment of all rent and all other obligations of mis Lease. If Lessee does exercise its option to purchase Lessor’s interest in the Premises under paragraph 6.5, Lessor agrees to make the foregoing sale, transfer and conveyance on the date that Lessee pays the purchase price and any applicable prepayment fee to Lessor in immediately available funds.

SECTION SEVEN
Management of Property; Condition of and Access to Property

     7.1 Lessee shall be responsible for managing the Property subject to Lessor’s occupancy of Lessor’s Space and the terms and conditions of this Lease. Lessor covenants that, subject to Lessee paying the rent and any other amounts payable under this Lease and otherwise performing all of Lessee’s obligations under this Lease and the Sale Contract, Lessor will not hinder, evict or interrupt Lessee’s use, occupancy, possession and enjoyment of the Premises for and during the Lease Term.

     7.2 Lessor has approved the proposed design development plans for Lessor’s Space as described in paragraph 1.8 of the Sale Contract and Lessee has approved the proposed design development plans for the SBL Buildings as described in each of the following, and all change orders, amendments and addenda to each:

(a)	Architectural Drawings and Project Manual, “Security Benefit Group of Companies Headquarters,” Project No. EDDP 99-30, dated December 31, 2000, by Ekdahl, Davis, Depew & Persson, Architects, P.A.

(b)	Landscaping Drawings, “Security Benefit Group Headquarters,” dated March 8, 2001, by Hittle Landscape Architects.

(c)	Landscaping & Irrigation Project Manual, “Security Benefit Group New Headquarters,” dated March 12, 2001, by Hittle Landscape Architects.

(d)	Civil Engineering Drawings, “Security Benefit Group Headquarters,” dated June 30, 2000, by Professional Engineering Consultants, P.A.

(e)	Structural Engineering Drawings, “Security Benefit Group Headquarters,” dated January 12, 2001, by Finney & Turnipseed, P.A.

(f)	MEP Specifications and MEP Drawings, “Security Benefit Group of Companies Headquarters,” dated January 12, 2001, by Latimer, Sommers, & Associates, P.A., Engineers.

(g)	Fire Protection Package Drawings and Fire Alarm Specifications, “Security Benefit Group of Companies Headquarters,” dated February 9, 2001, by Poole Consulting Services, Inc.

The FHLB Pavilion shall consist of approximately forty nine thousand one hundred ninety-six (49,196) square feet of space on three (3) floors, finished at Lessee’s expense as set forth on such approved design development plan. The SBL Buildings shall consist of approximately two hundred fifty seven thousand seven hundred eighty nine (257,789) square feet as set forth on such approved design development plan.

     7.3 Except as otherwise provided in this Lease, Lessee shall have full access to the Property, twenty-four (24) hours each day, seven (7) days of every week of every year of the Lease Term and Lessor shall not have access to the Premises. Lessor shall have full access to Lessor’s Space and the Property loading dock area and trash area, including compactor (if available), twenty-four (24) hours each day, seven (7) days of every week of every year of the Lease Term, and Lessee shall not have access to Lessor’s Space except as otherwise provided in this Lease. Lessee shall provide Lessor sixteen (16) keys to all entrance doors to the Lessor’s Space.

SECTION EIGHT
Taxes, Insurance, and Building Services

     8.1 Lessee shall use reasonable efforts to furnish the following to the Lessor’s Space, twenty-four (24) hours each day, seven (7) days of every week of every year of the Lease Term: (i) hot and cold water, (ii) heat and air conditioning as appropriate for an office building, (iii) one folly functional elevator, and (iv) access to electrical power sufficient for office lighting and equipment, including computers.

     8.2 a. Insurance. Lessee shall maintain property and premises liability insurance coverage on the Property (including all improvements, fixtures and all items attached to the Building structure), including property insurance for 100 percent of current replacement cost of the Property, general liability insurance with a minimum limit of $1,000,000 and umbrella/excess of at least $8,000,000, and all policies shall name Lessor and (while any IRBs are outstanding) the City as additional insureds entitled to 30 days’ prior written notice of cancellation or nonrenewal. While any IRBs are outstanding, Lessee shall maintain all insurance coverages required under the IRB Lease and, until all funds have been disbursed from the Project Fund (as defined in the IRB Lease),

Lessee shall maintain all insurance coverages required under Section 6.1 of the IRB Lease. Lessee shall promptly provide Lessor and (while any IRBs are outstanding) the City with copies of all such insurance policies, endorsements and amendments. Each party shall be responsible for insuring its own personal property.

     b. Maintenance and Security. Lessee shall provide maintenance and security services for the Property, which shall include the Lessor’s Space and the Premises. Lessee and Lessee’s agents shall have the right to enter the Lessor’s Space and the Premises as necessary to provide such maintenance and security services. Without limiting in any way Lessee’s obligations under Section Fifteen of this Lease, maintenance services shall include, but not be limited to, the following: normal, routine maintenance of HVAC, plumbing, electrical systems, elevators, ceiling tiles, carpet tiles and ceiling lighting (including replacement of light bulbs); resurfacing and restriping of roads and parking areas; cleaning and treating of exterior Building surfaces; cleaning of exterior window surfaces; exterior repainting; lawn mowing; groundskeeping; ice and snow removal; supplying of exterior directional signs and other markers; and any other services necessary in Lessee’s judgment. Maintenance services shall not include the following: maintenance of underfloor power distribution and data and telephone cabling; and interior painting. Security services shall include routine inspections performed outside normal business hours, which are currently 8:00 a.m. to 5:00 p.m. Monday through Friday. Such routine inspections shall be performed twice per day during the business week and three times per day on weekends and holidays. Within twenty-four (24) hours after any non-routine entry by security agents of Lessee into the Lessor’s Space, Lessee will provide to Lessor a written report which identifies the date, time, name(s) of agent(s) and circumstances surrounding such entry. Lessor and Lessee will each provide their own janitorial service. Lessor’s selection of such janitorial service and procedures used by such janitorial service shall be subject to the prior approval of Lessee, which approval shall not be unreasonably withheld.

     c. Taxes. Lessee shall pay, on or before payment is due, all ad valorem and other taxes, fees, levies, assessments, and payments in lieu of taxes on or for all or any part of the Property (“Property Taxes”).

     d. Failure to maintain or pay. If Lessee shall fail to maintain, or pay any premium when due for, any insurance required under this section, or if Lessee shall fail to pay when due any Property Taxes, then Lessor may, at its option in its sole discretion, arrange for any such insurance and pay any necessary or unpaid premiums or Property Taxes and any necessary late charges and interest. Lessor may debit any account of Lessee at Lessor for any such premiums, Property Taxes, late charges and interest paid and shall give Lessee prompt written notice of the same.

     8.3 If any of the services to be provided by Lessee under this Section Eight are interrupted for any reason, Lessee shall use reasonable efforts to resume providing the same within a reasonable time. If neither electrical power as described in Section 8.1 above nor back-up power as described in Section 9.2 below is available to Lessor’s Space for 16 consecutive hours or more during the business week, or any other service or utility described in Section 8.1 above is unavailable for 48 consecutive hours or more during the business week, then Lessor may attempt to arrange for such power, services or utilities to be provided to Lessor’s Space and may debit Lessee’s demand deposit account at Lessor for any reasonable costs, charges and expenses paid by Lessor for the same. Lessor shall give Lessee prompt written notice of any such debits.

     8.4 (a) Lessor shall pay, within thirty (30) days of receipt of Lessee’s invoice therefor, Lessor’s prorata share of the following: all Property Taxes levied against the Building (but not including any personal property taxes or other assessments levied against any personal property or fixtures of Lessor or Lessee); all insurance premiums assessed against the Building (but not including any cost of insuring Lessor or Lessee’s personal property or fixtures); and all costs incurred by Lessee with respect to the provision of maintenance and security services for the Building except for repairs identified in Section Fifteen of this Lease as being at Lessee’s sole expense. Lessor’s prorata share shall be equal to the ratio of the total number of square feet in the FHLB Pavilion to the total number of square feet in the Building, i.e., 49,196/306,985 (“Cost Sharing Ratio”), provided, however, that (i) the costs of maintenance of roads and parking areas (including ice and snow removal, resurfacing and restriping, directional signs, lighting) will be apportioned based on the number of spaces in the FHLB Parking Space relative to the total number of parking spaces on the Property (exclusive of spaces designated for Lessor’s and Lessee’s visitors); and (ii) if any Property Taxes, premiums or costs relate to any structures on the Property other than the Building (including any structures built after the date of this Lease), the denominator of the Cost Sharing Ratio used to allocate those costs shall be increased by the square footage of such structures (including any space added after the date of this Lease). Any costs or charges that cover a period not within the Lease Term shall be prorated. Lessee shall pay any additional costs associated with maintenance and security services dedicated, at Lessee’s request, to Lessee’s exclusive use. Lessor shall pay any additional costs associated with maintenance and security services dedicated, at Lessor’s request, to Lessor’s exclusive use.

     (b) Promptly upon request, Lessee shall provide or make available for inspection and copying during normal business hours, receipts, invoices and other documentation verifying the amounts payable by Lessor under this paragraph 8.4 and paragraph 9.1.

SECTION NINE
Utilities

     9.1 Lessor and Lessee each shall pay for all utility services supplied to the space occupied by each, which, except for water and sanitary sewer service, shall be separately metered or submetered, and shall each pay any required deposits for such services. Lessee will pay for all electricity and natural gas (including HVAC) for the Building; Lessee will install meters to determine how much is used by Lessor and will bill Lessor for Lessor’s share based on the amount Lessor uses. Lessor shall pay, within thirty (30) days of receipt of Lessee’s invoice therefor, Lessor’s prorata share of all water and sanitary sewer services, as well as any additional charges due to unusual or excessive service demands. Lessor’s pro rata share shall be equal to the Cost Sharing Ratio.

     9.2 Lessee shall provide Lessor with capacity of sixty (60) KVA on Lessee’s back-up power generator. Lessor shall reimburse Lessee for any charges associated with Lessor’s actual use of such back-up power generator within thirty (30) days of receipt of Lessee’s invoice therefor.

SECTION TEN
Changes and Additions in Building

     10.1 Lessee has the right at any time to make alterations to the Building and the right to construct other buildings or improvements on the Property from time to time, and to make alterations thereof or additions thereto, except that any alterations to Lessor’s Space may be made only with the prior written consent of Lessor, which will not be unreasonably withheld. Any such alteration or construction contemplated herein shall not materially interfere with the use and enjoyment of the Lessor’s Space by Lessor unless such changes are necessary to comply with any statute, regulation, rule or other law. In any such instances, alteration or construction shall be done in a manner to minimize, as much as practical, interference with the use and enjoyment of the Lessor’s Space by Lessor. Lessee may not construct any building or other improvement on the Property, other than an addition to or improvement or replacement of the building currently used as a daycare center, within 500 feet of Lessor’s Space without Lessor’s prior written consent, which shall not be unreasonably withheld.

SECTION ELEVEN
Use of Property

     11.1 This Lease is made with the understanding and agreement that Lessor shall occupy the Lessor’s Space and Lessee shall occupy the Premises for the use and operation of business offices and any and all uses incidental and closely allied to such purposes, and both agree that nothing shall be done that shall unduly increase the hazard of fire or may vitiate or endanger the validity of any insurance carried on the Building, and that no business, occupation or activities shall be carried on in violation of any of the laws of the United States, the State of Kansas, Shawnee County, Kansas, or the City of Topeka, Kansas. Lessor and Lessee further agree not to create excessive noise or engage in activities which would endanger the Building or other persons using or occupying the Building. Lessor shall comply with all reasonable rules and regulations governing the use and occupancy of the Building as Lessee may establish from time to time by written notice to Lessor.

SECTION TWELVE
Improvements and Fixtures

     12.1 Lessor shall not make any improvements to, alterations in or additions to the Property without first securing the written consent of Lessee. At the termination of this Lease and conveyance of title to the Property to Lessee, such improvements, alterations and additions made by Lessor shall become the property of Lessee unless Lessee shall require Lessor to remove the same and to repair any damage occasioned by such removal, which Lessee has the right to require hereunder, or unless Lessor elects to remove any of the same. Lessor shall make any structural or other repairs necessary as a result of the installation, operation or removal of any improvements, fixtures and equipment, all at the expense of Lessor. Lessee shall keep all fixtures used in the Lessor’s Space and Premises in good condition and shall make all necessary repairs to such fixtures, reasonable wear and tear and unavoidable casualty loss alone excepted. This paragraph shall only apply to improvements, alterations and additions made after Lessee has completed construction of the FHLB Pavilion pursuant to the terms of this Lease and the Sale Contract.

SECTION THIRTEEN
Lessor and Lessee Shall Discharge All Liens

     13.1 Each party shall promptly pay all contractors, subcontractors or materialmen engaged by such party whose charges could become the basis of a mechanic’s lien and shall keep the Property free and clear of any liens or encumbrances of parties engaged by such party, provided, however, that a party shall not be required to pay any such charges while such party is actively contesting the amount or validity of such charges.

SECTION FOURTEEN
Signs

     14.1 Lessor shall not place or suffer to be placed or maintained on the Property, except in areas of the Lessor’s Space which are not readily visible outside Lessor’s Space, any sign or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Building, without first obtaining Lessee’s written approval and consent, which consent shall not be unreasonably withheld. Lessor further agrees to maintain such sign, decoration, lettering, advertising matter, or other thing as may be approved in good condition and repair at all times. Lessor may install and maintain only one sign which will be readily visible outside Lessor’s Space. Any such sign shall indicate the legal or trade name of the Lessor and shall be affixed to an exterior wall (or etched in glass) on the north side of the FHLB Pavilion. Any sign installed by Lessor shall be constructed of permanent material and shall be consistent with the general architectural design of the Building. Any sign illumination by Lessor shall be by a concealed source, any back-lighting shall be contained within the area of the sign, and any wiring and appurtenant electrical equipment shall be installed underground or within the sign. The maximum area for any sign affixed to a wall by Lessor shall be limited to ten percent (10%) of the largest wall on the north side of the FHLB Pavilion or one hundred and fifty (150) square feet, whichever is less. No sign installed by Lessor shall extend above the roof line of the FHLB Pavilion.

SECTION FIFTEEN
Repairs

     15.1 Lessee shall have the right to enter the Lessor’s Space to examine and inspect the same during the regular business hours of Lessor’s business or as requested by Lessor. Anyone entering the Lessor’s Space on behalf of Lessee shall have visible identification indicating that they are employees or agents of Lessee. Lessee agrees to make necessary structural repairs to the Lessor’s Space and the Premises at Lessee’s sole expense (without any proration to Lessor) including, without limitation (and without limiting in any way Lessee’s obligations under Section Eight of this Lease), repairs to HVAC, water, plumbing, electrical, and similar systems, and structural repairs to roofs, windows, floors (including the raised floor structure), elevators, ceilings, walls and doors, except as to installations made by Lessor or as to any damage caused by any act or negligence of Lessor, its employees, agents, licensees, contractors, visitors or business invitees, which repairs shall be made by Lessor, subject to Lessee’s written approval, and made at Lessor’s expense. Lessee further agrees to maintain and make necessary repairs to all areas exterior to the Lessor’s Space and the Premises. Lessee shall provide Lessor with prior notice of any repair that must occur after the business hours of Lessor and Lessee will provide Lessor with the name(s) of its employees and agents involved in such repair and offer a fair estimate of the time its employees and agents will be in the Lessor’s Space. Lessee shall require all employees or agents entering the Lessor’s Space to perform after-

hours repair work to register with Lessee’s security agent upon entering and exiting the Lessor’s Space. If a repair is an emergency (e.g., failure of power or HVAC, plumbing problem, etc.), Lessor agrees to waive prior notice. In instances of emergency repair, Lessee will provide Lessor with a written account of such emergency repair, including names of employees and agents involved in said repair, as soon as practicable after the repair is effected but not later than forty-eight (48) hours after completion of repair.

     15.2 Lessor agrees to maintain the interior area of the Lessor’s Space (except for maintenance or repairs that are Lessee’s responsibility under this Lease) in good condition and to assume all costs for any alterations or redecoration. If Lessor neglects to maintain the Lessor’s Space in good condition, Lessee shall have the right (but not the duty) after giving reasonable written notice of the necessary repairs to enter the Lessor’s Space and make such necessary repairs and charge Lessor therefor.

SECTION SIXTEEN
Environmental Hazards and Indemnity

     16.1 Lessor shall not permit the Lessor’s Space, and Lessee shall not permit the Premises, to be used or operated in any manner such that they are not in compliance with all applicable federal, state and local environmental statutes, regulations, and ordinances and any permits, approvals or judicial or administrative orders issued thereunder, or in any manner such that they may or do become contaminated by any hazardous substance, pollutant or contaminant, or by petroleum, including crude oil or any fraction thereof, giving rise to liability under any federal, state or local environmental statute or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended, or under any common law claim for personal injury, property damage, or injunctive relief. Whether or not Lessee or Lessor has actual knowledge of the existence of any environmental condition which becomes subject to this environmental indemnity, each party hereby agrees to indemnify, defend and hold harmless the other party and its agents, affiliates, officers, directors and employees of and from any and all liability, claims, demands, actions and causes of action whatsoever arising out of or related to the indemnifying party’s failure to comply with this section.

SECTION SEVENTEEN
Surrender of Lessor’s Space

     17.1 Upon the transfer of title in Lessor’s Space to Lessee, Lessor shall surrender Lessor’s Space in the same condition as it was in upon delivery of possession thereto under the Sale Contract, reasonable wear and tear and damage by unavoidable casualty excepted, shall surrender all keys for the Lessor’s Space to Lessee at the place then fixed for the payment of rent and shall inform Lessee of all combinations on locks, safes and vaults, if any, in the Lessor’s Space. Lessor’s obligations under this section shall survive the expiration or other termination of the term of this Lease.

SECTION EIGHTEEN
Indemnification

     18.1 Each party agrees to indemnify and hold the other party harmless from any and all loss, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses, occasioned by or arising out of claims for injury to persons or damage to property in, upon or about the Property caused by or contributed to by the willful or negligent acts or omissions of the indemnifying party, and to defend on behalf of the indemnified party any suit brought against the indemnified party for any such loss or injury.

SECTION NINETEEN
Execution of Documents

     19.1 Each party, upon request of the other party, shall execute promptly such instrument or certificate to carry out the intent of the Lease as shall be requested in writing by the other party. If fifteen (15) days after the date of a written request by a party to execute such instrument the other parry shall not have executed the same, the other party shall indemnify and hold the requesting party harmless from any actions, damages, losses, costs and expenses that the requesting party may incur as a result of the failure of the other party to execute the same.

SECTION TWENTY
Assignment and Sublease

     20.1 Without the prior written consent of the other party, neither party shall assign this Lease. A consent to one assignment shall not be deemed to be a consent to any subsequent assignment.

SECTION TWENTY-ONE
Relationship

     21.1 Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, partnership or joint venture between the parties hereto. It is understood and agreed that no provision contained herein, nor any acts of the parties hereto, creates any relationship other than the relationship of Lessor and Lessee.

SECTION TWENTY-TWO
Insolvency

     22.1 In the event a case shall be commenced or any administrative or regulatory order be issued under any chapter of the Federal Bankruptcy Code or any state insolvency laws by or against Lessee, or a voluntary or involuntary petition is filed, proposing the adjudication, liquidation or reorganization of Lessee or an arrangement by Lessee with its creditors, unless the petition is filed or case commenced by a party other than Lessee and is withdrawn or dismissed within thirty (30) days after the date of its filing, or the Lessee shall make an assignment for the benefit of creditors or be placed in receivership or conservatorship, Lessor shall, as of the date of such proceedings or happening, have the right to terminate this Lease, except as to Lessee’s liabilities hereunder, and its liabilities under the IRB Lease which have been assumed by Lessee at the election of the Lessor; provided, however, that if Lessee shall, in good faith, contest and resist any of such proceedings, then, until the determination of such contest by final judgment against Lessee, Lessor shall not have the right, under this section, to terminate this Lease. If termination shall be stayed by order of any court having jurisdiction over any proceeding described above or by federal or state statute or administrative or regulatory order, then, following the expiration of any such stay, or if Lessee or Lessee as debtor-in-possession or the trustee, receiver or conservator appointed in any such proceeding (collectively “Lessee” only for the purposes of this section) shall fail to assume Lessee’s obligations under this Lease within the period described therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Lessee shall fail to provide adequate protection of Lessor’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Lessee’s obligations under this Lease, Lessor, to the extent permitted by law or by leave of a court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days’ notice to Lessee, and upon the expiration of such fifteen (15) day period this Lease shall cease and expire as aforesaid and Lessee shall immediately quit and surrender the Premises as aforesaid.

     22.2 For the purposes of the preceding paragraph, adequate protection of Lessor’s right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Lessee’s obligations under this Lease, shall include, without limitation, the requirements that Lessee comply with all of its obligations under this Lease and the IRB Lease it has assumed and that Lessee pay to Lessor, on the first day of each month occurring subsequent to the entry of such order or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rental payable for such monthly period.

SECTION TWENTY-THREE
Default

     23.1 Each of the following events shall constitute a default:

          (1) If Lessee shall fail to pay any rent after same shall become due and within ten (10) days after Lessee’s receipt of written notice of nonpayment from Lessor.

          (2) If either party shall fail to make any other payment required by this Lease after same shall become due and within ten (10) days after receipt of written notice of nonpayment from the other party.

          (3) If either party shall violate or neglect any covenant, agreement or stipulation herein contained or contained in the IRB Lease on its part to be kept, performed or observed, and if such default shall continue for a period of thirty (30) days after notice thereof from the other party.

          (4) If any of either party’s interest in the Property is sold under attachment, execution or similar legal process.

SECTION TWENTY-FOUR
Effect of Default

     24.1 In the event of any default by Lessee hereunder as set forth in Section Twenty-Three, the rights of Lessor shall be as follows, and Lessor may exercise any one or more of the following rights:

     (1) Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title, and interest of Lessee under this Lease (including Lessee’s rights to obtain title from Lessor to Lessor’s Space and the Premises, respectively, under paragraphs 6.1, 6.4 and 6.6 of this Lease), by giving to Lessee not less than fifteen (15) days’ notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right, title, and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect, except as to Lessee’s liability, as if the date fixed in the notice of cancellation and termination were the end of the Lease Term.

     (2) Lessor may re-enter the Premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee. After re-entry, Lessor may terminate the Lease (including Lessee’s rights to obtain title from Lessor as set forth in subparagraph [1] above) on giving fifteen (15) days’ written notice of termination to Lessee. Without the notice, re-entry will not terminate the Lease.

     (3) Lessor may, at its option and without notice, enter the Premises, remove any property and personnel of Lessee therefrom, and relet the same, or any part thereof, as it may see fit, without thereby avoiding or terminating this Lease. For the purpose of such reletting, Lessor is authorized to make any repairs, changes, alterations, or additions in or to the Premises, as may, in the opinion of Lessor, be necessary or desirable for the purpose of such reletting. After payment of all the costs and expenses of such repairs, changes, or alterations, and the expense of such reletting and the collection of rent accruing therefrom, and if a sufficient sum shall not be realized from such reletting each month to equal the monthly rental agreed to be paid by Lessee under the provisions of this Lease, then Lessee agrees to pay such deficiency each month upon demand therefor.

     24.2 Any default or breach of this Lease by Lessee shall automatically constitute an Event of Default under the Advance, Pledge and Security Agreement entered into between Buyer and Seller and dated July 29, 1999, and all subsequent amendments or restatements thereof (“Advance Agreement”). In addition to the rights and remedies under this Lease, Lessor shall have all rights and remedies available under the Advance Agreement and any other rights and remedies available at law or in equity.

     24.3 Upon any termination of this Lease as provided in paragraph 22.1 or 24.1, Lessor shall sell the Property at a private or public sale in a manner that is commercially reasonable for the sale of a large office complex in Topeka, Kansas, subject to Lessor’s option to either retain ownership of Lessor’s Space until May 31, 2022, or occupy Lessor’s Space until May 31, 2022 without paying any rent or other charge or fee for such occupancy to any owner of Lessor’s Space.

Lessor shall apply the proceeds of any such sale first to the reasonable costs of such sale incurred by Lessor including, without limitation, reasonable brokerage commissions, advertising expenses, appraisal fees and attorney’s fees, and second, to the obligations of Lessee under this Lease, and Lessee shall remain liable for any deficiency after such application of such proceeds. If any such proceeds remain after such application, such remaining proceeds shall be paid to Lessee by Lessor.

     24.4 In the event of any default by Lessor hereunder as set forth in Section Twenty-Three, Lessee shall have all rights and remedies available at law or in equity, including the right to recover from Lessor any damages proximately resulting from such default.

SECTION TWENTY-FIVE
Abandoned Possessions

     25.1 If Lessee shall fail to remove all effects from the Premises upon the termination of this Lease following default by Lessee, Lessor, at its option, after fifteen (15) days’ notice to Lessee may remove the same in a reasonable manner that it shall choose, and store the said effects without liability of Lessor for loss therefor except for loss due to Lessor’s malicious act, and Lessee agrees to pay Lessor on demand any and all expenses incurred in such removal, including court costs and storage charges on such effects for any length of time the same shall be in Lessor’s possession; or Lessor, at its option, without notice, may sell said effects, or any of the same, at public or private sale and without legal process, for such prices as Lessor may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from Lessee and upon the expense incident to the removal and sale of said effects, rendering the surplus, if any, to Lessee.

SECTION TWENTY-SIX
Legal Expenses

     26.1 In case either party shall successfully bring suit for recovery of rent or any other amount due under the provisions of this Lease or because of the breach of any covenant contained in this Lease to be kept or performed by the other party, and a breach shall be established, the non-prevailing party shall pay to the prevailing party all expenses incurred in connection with the suit, including reasonable attorney’s fees, expenses, and costs of collection.

SECTION TWENTY-SEVEN
Waiver of Rights of Redemption

     27.1 Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed, or in the event of Lessor obtaining possession of the Premises, by reason of the violation by Lessee of any of the covenants or conditions of this Lease.

SECTION TWENTY-EIGHT
Right of Entry

     28.1 After at least twenty-four (24) hours’ prior notice to Lessor, Lessee and Lessee’s agents shall have the right to enter the Lessor’s Space during business hours of Lessor (or at any time without notice there is an emergency seriously threatening life or property) to examine the same, and to show it to prospective purchasers or lessees of the Building, and to make such repairs, alterations, improvements, or additions as Lessee may deem necessary or desirable, and Lessee shall be allowed to take all material into and upon the Lessor’s Space that may be required therefor; provided, however, that any construction contemplated herein shall not materially interfere with the use and enjoyment of the Lessor’s Space by Lessor. During the one hundred and eighty (180) days prior to the expiration of the Lease Term, Lessee may exhibit the Lessor’s Space to prospective tenants or purchasers at any reasonable time after prior notice to Lessor. If Lessor shall not be personally present to open and permit an entry into the Lessor’s Space during an emergency seriously threatening life or property, Lessee or Lessee’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Lessee or such agents liable therefor unless Lessee or its agents act maliciously or negligently, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Lessee any obligation, responsibility, or liability whatsoever for the care, maintenance or repair of the Building or any part thereof, except as otherwise specifically provided in this Lease.

SECTION TWENTY-NINE
Loss or Damage

     29.1 Neither party shall be liable for any damage to property of the other party or of others located on the Property, nor for the loss of or damage to any property of the other party or others by theft or otherwise, unless such loss or damage is caused by the negligence or willful act of such party. All property of Lessee kept or stored on the Premises shall be so kept or stored at the risk of Lessee only and Lessee shall hold Lessor harmless from any claims arising out of damage to same, including subrogation claims by Lessee’s insurance carrier, unless such damage shall be caused by the negligence or willful act of Lessor. All property of Lessor kept or stored on, or constituting part of, the Property (including the Premises) shall be, or shall be so kept or stored, at the risk of Lessor only, and Lessor shall hold Lessee harmless from any claims arising out of damage to the same, including subrogation claims by Lessor’s insurance carrier, unless such damage shall be caused by the negligence or willful act of Lessee.

SECTION THIRTY
Notice of Fire or Damage; Repair

     30.1 Each party shall give immediate notice to the other party in case of fire or other significant damage in or to the Property, if such party is aware of same, or of defects in the Property of which such party becomes aware. Lessee shall promptly repair any such damage or defect pursuant to the terms of this Lease. No damage to the Property shall result in any reduction or suspension of rent, even if the Property is untenantable for an extended period of time.

SECTION THIRTY-ONE
Waiver

     31.1 No waiver by either party of any breach of any one or more of the conditions or covenants of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach hereunder.

SECTION THIRTY-TWO
Amendment

     32.1 Each party acknowledges and agrees that it has not relied upon any statement, representations, agreements or warranties, except such as are expressed in this Lease. No amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto.

SECTION THIRTY-THREE
Reinstatement of Lease

     33.1 No payments of money by either party to the other party after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for the payment of money) by either party to the other party, shall reinstate, continue, or extend the term of mis Lease or affect any notice given to a party prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit, or after any notice is given to a party prior to the payment of such money, or after final judgment granting a party possession of the Premises, a party may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or any judgment theretofore obtained.

SECTION THIRTY-FOUR
Accord and Satisfaction

     34.1 No payment by a party or receipt by a party of a lesser amount than the monthly rent or other payment herein stipulated shall be deemed to be other than on account of such rent or other payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to such party’s right to recover the balance of such rent or other amount due or pursue any other remedy under this Lease.

SECTION THIRTY-FIVE
Force Majeure

     35.1 In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government rules or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay; provided, however, that no such event shall excuse or delay either party’s obligation to make any payments required by this Lease.

SECTION THIRTY-SIX
Notices

     36.1 All notices, requests, or other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally, or two business days after mailing if mailed, certified or registered with postage prepaid, if to Lessee to:

SECURITY BENEFIT LIFE INSURANCE COMPANY
Attention: General Counsel
700 SW Harrison Street
Topeka, KS 66636

or to such other person or place as Lessee shall furnish to Lessor in writing, or if to Lessor to:

FEDERAL HOME LOAN BANK OF TOPEKA
Attention: General Counsel
2 Townsite Plaza
120 SE 6th Avenue, 2nd Floor
Topeka, KS 66603

or to such other person or place as Lessor shall furnish to Lessee in writing; provided, however, that at all times when either party occupies a substantial portion of the Lessor’s Space or the Premises, all notices to such party shall be delivered or addressed to such party at its corporate office in the Lessor’s Space or Premises.

SECTION THIRTY-SEVEN
Warrant of Authority

     37.1 Each party warrants that the person executing this Lease on its behalf is duly authorized to execute this Lease, that the execution is not proscribed by the Bylaws or Articles of Incorporation of that party or by any provision of any document creating, organizing or governing that party, and that all necessary action has been taken by that party, and its Board of Directors, if applicable, to authorize the execution.

SECTION THIRTY-EIGHT
Binding Effect

     38.1 This Lease is binding upon the parties and their successors and permitted assigns.

SECTION THIRTY-NINE
Writing Required for Modifications or Waiver

     39.1 No failure on the part of either party to insist upon any provisions of this Lease, no precautions taken by either party, no repairs made by either party, no conduct of either party, and no agreement of either party, other than an express and definite written agreement referring specifically to the affected provisions of this Lease, shall be taken as a waiver by such party of any of the Lease provisions, or shall estop or prevent such party from insisting upon any and all of the Lease provisions.

SECTION FORTY
Entire Agreement

     40.1 This Lease and the Exhibits, if any, attached hereto and forming a part hereof, set forth all covenants, promises, agreements, conditions, and understandings between Lessor and Lessee concerning the subject matter of this Lease and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than are herein set forth.

SECTION FORTY-ONE
Kansas Contract

     41.1 This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Kansas.

SECTION FORTY-TWO
Partial Invalidity

     42.1 If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION FORTY-THREE
Section Headings

     43.1 The section headings contained herein are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction, or effect.

SECTION FORTY-FOUR
Survival

     44.1 All representations, warranties, covenants, conditions and agreements contained herein which either are expressed as surviving the expiration or termination of this Lease, or by their nature are to be performed or observed, in whole or in part, after the termination or expiration of this Lease, including without limitation the obligations pursuant to Section Sixteen, shall survive the termination or expiration of this Lease. At the request of Lessee, Lessor will promptly join Lessee in executing a memorandum of lease in recordable form containing only the identity of the parties, a description of the Property and the Premises, the Lease Term, any optional extension or renewal periods, and any other terms reasonably necessary or appropriate to provide notice of Lessee’s leasehold interest in the Premises, and Lessee may cause such memorandum of lease to be recorded in the real property records of Shawnee County, Kansas. Lessee shall pay any recording fees, mortgage registration tax or any similar fees or charges imposed as a result of such recording.

     IN WITNESS WHEREOF, the parties have caused this Lease to be signed and duly executed.

LESSEE:

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	/s/ Kris A. Robbins

Title:	President & CEO

ATTEST:

/s/ Rebecca Wempe

LESSOR:

FEDERAL HOME LOAN BANK OF TOPEKA

By:	/s/ Andrew J. Jetter

Title:	EVP & COO

ATTEST:

/s/ Sondra J. Ekey

EXHIBIT A

INGRESS/EGRESS EASEMENT A 30.00 FOOT WIDE INGRESS/EGRESS EASEMENT IN PART OF LOT 1 BLOCK B IN MENNINGER FOUNDATION SUBDIVISION. CITY OF TOPEKA. SHAWNEE COUNTY, KANSAS, THE CENTER LINE OF WHICH IS DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1; THENCE ON AZ. 180 DEGREES 22 MINUTES 37 SECONDS MEASURED (180 DEGREES 22 MINUTES 19 SECONDS PLATTED) FOR A DISTANCE OF 397.25 FEET COINCIDENT WITH THE EAST LINE OF SAID LOT 1: THENCE ON AZ. 270 DEGREES 22 MINUTES 37 SECONDS 1577.84 FEET, TO THE SOUTH RIGHT OF WAY LINE OF S.W. 6TH AVE.. SAID POINT BEING THE POINT OF BEGINNING; THENCE ON AZ. 162 DEGREES 54 MINUTES 20 SECONDS 178.27 FEET; THENCE ON AZ. 129 DEGREES 35 MINUTES 33 SECONDS 72.69 FEET; THENCE ON AZ. 77 DEGREES 54 MINUTES 05 SECONDS 143.53 FEET; THENCE ON AZ. 90 DEGREES 00 MINUTES 00 SECONDS 242.37 FEET; THENCE ON .AZ. 73 DEGREES 09 MINUTES 32 SECONDS 103.84 FEET; THENCE ON AZ. 90 DEGREES 00 MINUTES 00 SECONDS 197.20 FEET TO THE POINT OF; TERMINATION. | THE SIDELINE BEING PROLONGED OR SHORTENED TO CONFORM WITH THE GRANTOR PROPERTY LINES.
MAINTENANCE LEASE AREA A PART OF LOT 1. BLOCK B, IN MENNINGERS FOUNDATION SUBDIVISION. IN THE CITY OF TOPEKA. SHAWNEE COUNTY. KANSAS, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1; THENCE ON AZ 180 DEGREES 22 MINUTES 37 SECONDS MEASURED (18O DEGREES 22 MINUTES 19 SECONDS PLATTED) COINCIDENT WITH THE EAST LINE OF SAID LOT 1 FOR A DISTANCE OF 500.00 FEET; THENCE ON AZ 271 DEGREES 01 MINUTES 59 SECONDS 204.09 FEET; THENCE ON AZ 290 DEGREES 00 MINUTES 00 SECONDS 140.00 FEET; THENCE ON AZ 355 DEGREES 00 MINUTES 00 SECONDS 150.00 FEET; THENCE ON AZ 270 DEGREES O9 MINUTES 47 SECONDS 25.00 FEET; THENCE ON AZ 00 DEGREES 22 MINUTES 37 SECONDS 90.00 FEET; THENCE ON AZ 90 DEGREES 09 MINUTES 47 SECONDS 100.00 FEET; THENCE ON AZ 00 DEGREES 22 MINUTES 37 SECONDS 15.00 FEET; THENCE ON AZ 90 DEGREES 09 MINUTES 47 SECONDS 80.00 FEET; THENCE ON AZ 00 DEGREES 22 MINUTES 37 SECONDS 60.00 FEET; THENCE ON AZ 270 DEGREES 09 MINUTES 47 SECONDS 60 FEET; THENCE ON AZ 00 DEGREES 22 MINUTES 37 SECONDS 90.00 FEET; THENCE ON AZ 90 DEGREES 09 MINUTES 47 SECONDS 210.00 FEET; THENCE ON AZ 00 DEGREES 22 MINUTES 37 SECONDS 45.00 FEET TO NORTH LINE OF SAID LOT 1; THENCE ON AZ 90 DEGREES 09 MINUTES 47 SECONDS MEASURED (90 DEGREES 04 MINUTES 07 SECONDS PLATTED) FOR A DISTANCE OF 65.00 FEET COINCIDENT WITH THE NORTH LINE AT SAID LOT 1 TO THE POINT OF BEGINNING. THE ABOVE CONTAINS 3.2B ACRES MORE OR LESS.
NORTHWEST CORNER OF THE NORTHWEST QUARTER OF SECTION 33, TOWNSHIP 11 SOUTH. RANGE 15 EAST.

DAY CARE LEASED AREA

CHD=AZ. 67°29'34" 353.19'
AZ. 90°04'07"
236.08'(R)
R=460.00'
L=362.50'
AZ. 44°55'00"
131.08'
R=540.00'
L=424.11'
CHD=AZ. 67°25'00" 413.29'
BUILDING
BARN
BARN
BARN
METAL GARAGE BUILDING
DAYCARE LEASE AREA
MAINTENANCE LEASE AREA
BUILDING
SHED
1047.86'(R)
AZ. 180°22'19"(R)

LEGEND

- Boundary Line
- Right of Way Line
- Lot Line
- Center Line
- Section Line
- Chain Link Fence
- Wood Fence
- Wire Fence
- Water Line and Size
- Gas Line and Size
- Buried Telephone Cable
- Aerial Telephone Line
- Buried Power Cable
- Aerial Power Cable
- Sanitary Sewer and Size
- Storm Sewer
- Existing Contour
- Tree and Diameter
- Stump and Diameter
- Evergreen and Diameter
- (R) Recorded
- (D) Described
- (M) Measured
- Daycare Lease Area
- Maintenance Lease Area

- Power Pole
- Telephone Pole
- Telephone Terminal
- Pole Guy
- Power Guy
- Water Meter
- Water Valve
- Fire Hydrant
- Gas Meter
- Gas Valve
- Power Pad
- Manhole
- Storm Inlet
- Traffic Signal
- Street Sign
- Street Light
- Parking Lot Light
- Mail Box
- Test Boring
- Iron Pin Found
- Iron Pin Set
- Survey Monument
- Chiseled Cross Foun
- Chiseled Cross Set
- Existing Spot Elevati

DAY CARE LEASED AREA A PART OF LOT 1, BLOCK B, IN WENNINGERS FOUNDATION SUBDIVISION, IN THE CITY OF TOPEKA, SHAWNEE COUNTY, KANSAS, DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1; THENCE ON AZ 180 DEGREES 22 MINUTES 37 SECONDS MEASURED (180 DEGREES 22 MINUTES 19 SECONDS PLATTED) COINCIDENT WITH THE EAST LINE OF SAID LOT 1 FOR A DISTANCE OF 731.41 FEET; THENCE ON AZ 270 DEGREES 22 MINUTES 37 SECONDS 604.38 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ON AZ 270 DEGREES 22 MINUTES 37 SECONDS 330.00 FEET; THENCE ON AZ 00 DEGREES O6 MINUTES 21 SECONDS 225.00 FEET; THENCE ON AZ 90 DEGREES 22. MINUTES 37 SECONDS 330.00 FEET; THENCE ON AZ 180 DEGREES 22 MINUTES 37 SECONDS 225.00 FEET TO THE POINT OF BEGINNING. THE ABOVE CONTAINS 74,250 SQUARE FEET MORE OR LESS

WEST LINE OF THE NORTHWEST QUARTER OF SECTION 33, TOWNSHIP 11 SOUTH, RANGE 15 EAST.
LEGAL DESCRIPTION: LOT 1. BLOCK B. MENNINGER FOUNDATION SUBDIVISION, IN SHAWNEE COUNTY, KANSAS, EXCEPT THE FOLLOWING DESCRIBED PROPERTY: EXCEPT A TRACT OF LAND IN LOT 1, BLOCK B. MENNINGER FOUNDATION SUBDIVISION. IN SHAWNEE COUNTY. KANSAS, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 1, THE EAST LINE OF SAID LOT HAVING AN ASSUMED BEARING OF NORTH 01 DEGREE 48 MINUTES WEST; THENCE ON A CURVE OF 5.614.65 FEET RADIUS TO THE RIGHT. ALONG THE SOUTH LINE OF SAID LOT. AN ARC DISTANCE OF 246.5 FEET WITH A CHORD THAT BEARS SOUTH 66 DEGREES 10 MINUTES WEST. 246.5 FEET; THENCE NORTH 22 DEGREES 26 MINUTES WEST. 37.2 FEET; THENCE NORTHEASTERLY ON A CURVE OF 5.604.58 FEET RADIUS TO THE LEFT. TO A POINT ON THE EAST LINE. 39.6 FEET NORTH OF SAID SOUTHEAST CORNER; THENCE SOUTH 01 DEGREE 48 MINUTES EAST ALONG SAID EAST LINE TO THE PLACE OF BEGINNING. AS SET OUT IN CORPORATION DEED RECORDED IN BOOK 2714 PAGE 437.
SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SECTION 33, TOWNSHIP 11 SOUTH. RANGE 15 EAST.
AND ALSO EXCEPT THE FOLLOWING TRACT TAKEN IN CONDEMNATION CASE NO. 90-CI FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER 11 SOUTH. RANGE 15 EAST OF THE SIXTH PRINCIPAL MERIDIAN. SHAWNEE COUNTY. BEARING OF NORTH 01 DEGREE 24 MINUTES 10 SECONDS WEST (ASSUMED BEARIN OF SAID NORTHWEST QUARTER, A DISTANCE OF 1.7O2-47 FEET; THENCE ON A BEAR 35 MINUTES 50 SECONDS EAST. A DISTANCE OF 62.88 FEET TO THE TRUE POINT 0 BEARING OF NORTH 88 DEGREES 21 MINUTES 39 SECONDS EAST, A DISTANCE OF 1 BEARING OF SOUTH 43 DEGREES 52 MINUTES 52 SECONDS EAST, A DISTANCE OF I BEARING OF SOUTH 61 DEGREES 59 MINUTES 07 SECONDS EAST. A DISTANCE OF I SOUTHEASTERLY ALONG A CURVE TO THE LEFT. SAID CURVE HAVING A RADIUS OF BEARING OF SOUTH 75 DEGREES 53 MINUTES 43 EAST. A CHORD DISTANCE OF 13 DISTANCE OF 133.51 FEET: THENCE SOUTHEASTERLY ALONG A CURVE TO THE LEFT. RADIUS OF 1,332.39 FEET. A CHORD BEARING OF SOUTH 88 DEGREES 59 MINUTES CHORD DISTANCE OF 319.99 FEET. AND AN ARC DISTANCE OF 320.76 FEET; THENO 83 DEGREES 52 MINUTES 04 SECONDS EAST. A DISTANCE OF 287.84 FEET; THENC TO THE LEFT. SAID CURVE HAVING A RADIUS OF 5.604.58 FEET. A CHORD BEARING 16 MINUTES 58 SECONDS EAST, A CHORD DISTANCE OF 916.47 FEET, AND AN ARC I THENCE ON A BEARING OF SOUTH 22 DEGREES 24 MINUTES 25 SECONDS EAST. A THENCE WESTERLY ALONG A CURVE TO THE RIGHT. SAID CURVE HAVING A RADIUS I BEARING OF SOUTH 76 DEGREES 54 MINUTES 24 SECONDS WEST. A CHORD DISTAN AND AN ARC DISTANCE OF 1,830.72 FEET; THENCE ON A BEARING OF NORTH 55 If SECONDS WEST, A DISTANCE OF 121.00 FEET; THENCE ON A BEARING OF NORTH SECONDS WEST, A DISTANCE OF 327.6D FEET; THENCE ON A BEARING OF NORTH 6 SECONDS WEST. A DISTANCE OF 412.80 FEET; THENCE ON A BEARING OF NORTH 1 51 SECONDS WEST. A DISTANCE OF 9.72 FEET TO THE TRUE POINT OF BEGINNING.

EAST LINE OF THE NORTHWEST QUARTER OF SECTION 33, TOWNSHIP 11 SOUTH, RANGE 15 EAST.
CERTIFICATE OF SURVEY
I HEREBY CERTIFY THAT THIS BOUNDARY SURVEY REPRESENTS TH TRUE FINDINGS OF A SURVEY PERFORMED IN THE FIELD BY ME UNDER MY DIRECT SUPERVISION, AND THAT THE DETAILS OF THIS OF SURVEY ARE TRUE AND ACCURATE TO THE BEST OF MY KNOV AND BELIEF, ACCORDING TO THE KANSAS STATE STATUTES.
DATED THIS 25th DAY OF_March ,2002
- 2053. DESCRIBED AS OF SECTION 33. TOWNSHIP CANSAS; THENCE ON A I. ALONG THE WEST LINE OF NORTH 88 DEGREES BEGINNING: THENCE ON A 24.01 FEET; THENCE ON A 72.30 FEET; THENCE ON A 31.12 FEET; THENCE 16.20 FEET, A CHORD 24. FEET. AND AN ARC SAID. CURVE HAVING A 6 SECONDS EAST, A ON A BEARING OF NORTH EASTERLY along a curve OF NORTH 72 DEGREES DISTANCE OF 917,4.3 FEET: DISTANCE OF 40.60 FEET
AND ALSO EXCEPT THE FOLLOWING TRACT OF LAND IN LOT 1. BLOCK ‘B’. WENNINGER FOUNDATION SUBDIVISION. ACCORDING TO THE RECORDED PLAT THEREOF. IN THE CITY OF TOPEKA. SHAWNEE COUNTY. KANSAS. MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCE AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SECTION 33. TOWNSHIP 11 SOUTH. RANGE 15 EAST OF THE 6TH PRINCIPAL MERIDIAN; THENCE ON AN ASSUMED NORTH AZIMUTH OF 00 DEGREES 30 MINUTES 17 SECONDS. 1702:47 FEET ALONG THE WEST LINE OF SAID NORTHWEST QUARTER: THENCE. LEAVING SAID WEST LINE. ON AZIMUTH 90 DEGREES 30 MINUTES 17 SECONDS. 62.88 FEET TO THE WEST LINE OF SAID LOT 1 AND THE POINT OF BEGINNING: THENCE ON AZIMUTH 347 DEGREES 58 MINUTES 17 SECONDS. 58.89 FEET ALONG SAID WEST LINE: THENCE ON AZIMUTH 00 DEGREES 3O MINUTES 17 SECONDS. 140.88 FEET ALONG SAID WEST LINE; THENCE ALONG SAID WEST LINE 549.08 FEET ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 410.00 FEET AND A CHORD WHICH BEARS ON AZIMUTH 51 DEGREES 33 MINUTES O3 SECONDS. 508.96 FEET TO THE NORTH LINE OF SAID LOT 1: THENCE ON AZIMUTH 89 DEGREES 55 MINUTES 00 SECONDS. 415.84 FEET ALONG SAID NORTH :LINE; -THENCE ON AZIMUTH 177 DEGREES 13 MINUTES 55 SECONDS. 158:56 FEET THENCE ON AZIMUTH 196 DEGREES 11 MINUTES 49 SECONDS. 272.80 FEET; THENCE ON AZIMUTH 189 DEGREES 0V MINUTES 50 SECONDS. 485.94 FEET TO THE NORTH RIGHT OF WAY LINE OF INTERSTATE HIGHWAY NO. 70; THENCE ON AZIMUTH 299 DEGREES 20 SECOND 214.45 FEET along said right of way line; thence on azimuth 318 degrees of seconds. 372.30 feet along said right of way LINE THENCE ON AZIMUTH DEGREES 16 MINUTES 06 SECONDS. 224.01 FEET ALONG SAID
BARTLETT AND WEST ENGINEERS, INC. BERNARD D. UHL. R.L.S. NO. 820

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